[GRAPHIC OMITTED]  KEEFE, BRUYETTE & WOODS
                   Specialists in Financial Services






To Members and Friends
Of Home Federal Savings and Loan Association

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Home Federal Bancorp, Inc., the holding company for Home Federal Savings and Loan Association of Nampa, in offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

At the request of Home Federal Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Home Federal Bancorp, Inc. common stock being offered to members of Home Federal Savings and Loan Association of Nampa and various other persons until 12:00 Noon, Mountain Time, on ____ __, 2004. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Home Federal Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at ______________________ Monday through Friday, x:00 a.m. to x:00 p.m., or feel free to call the Stock Information Center at (208) ___-____.

Very truly yours,



Keefe, Bruyette & Woods, Inc.





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA, HOME FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Home Federal Savings and Loan Association of Nampa is converting from the mutual to the stock form of organization. In connection with the conversion, Home Federal Bancorp, Inc., the newly-formed holding company for Home Federal Savings and Loan Association of Nampa, is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

To accomplish this conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form bearing your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on ____ xx, 2004. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the conversion will offer a number of advantages, such as an opportunity for members of Home Federal Savings and Loan Association of Nampa to become stockholders. Please remember:

     >> Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     >> There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

     >> Members have a right, but not an obligation, to buy Home Federal Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

     >> Like all stock, shares of Home Federal Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Home Federal Bancorp, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Mountain time, on ____ xx, 2004.

If you have additional questions regarding the offering, please call us at (208) xxx-xxxx, Monday through Friday, x:00 a.m. to x:00 p.m., or stop by our Stock Information Center located at ______________________

Sincerely,



Daniel L. Stevens
President and Chief Executive Officer




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA, HOME FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Home Federal Savings and Loan Association of Nampa is converting from the mutual to the stock form of organization. In connection with the conversion, Home Federal Bancorp, Inc., the newly-formed holding company for Home Federal Savings and Loan Association of Nampa, is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Unfortunately, Home Federal Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Home Federal Bancorp, Inc.

However, as a member of Home Federal Savings and Loan Association of Nampa, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on ____ xx, 2004. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on ____ xx, 2004. However, whether or not you are able to attend the meeting, please complete and sign the enclosed proxy card and return it in the envelope provided.

Sincerely,


Daniel L. Stevens
President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA, HOME FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Friend:

We are pleased to announce that Home Federal Savings and Loan Association of Nampa is converting from the mutual to the stock form of organization. In connection with the conversion, Home Federal Bancorp, Inc., the newly-formed holding company for Home Federal Savings and Loan Association of Nampa, is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about the merits of Home Federal Bancorp, Inc. common stock as an investment, we are sending you the following materials which describe the offering.

         PROSPECTUS: This document provides detailed information about Home Federal Savings and Loan Association of Nampa's operations and the proposed offering of Home Federal Bancorp, Inc. common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Mountain time, on ____ xx, 2004.

As a friend of Home Federal Savings and Loan Association of Nampa, you will have the opportunity to buy common stock directly from Home Federal Bancorp, Inc. in the offering without paying a commission or fee. If you have additional questions regarding the offering, please call us at (208) xxx-xxxx, Monday through Friday, x:00 a.m. to x:00 p.m., or stop by the Stock Information Center located at ______________________________________.

We are pleased to offer you this opportunity to become a stockholder of Home Federal Bancorp, Inc.

Sincerely,



Daniel L. Stevens
President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA, HOME FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:


We are pleased to announce that Home Federal Savings and Loan Association of Nampa is converting from the mutual to the stock form of organization. In connection with the conversion, Home Federal Bancorp, Inc., the newly-formed holding company for Home Federal Savings and Loan Association of Nampa, is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about the merits of Home Federal Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about operations at Home Federal Savings and Loan Association of Nampa and a complete discussion on the proposed stock offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Mountain time, on ____ xx, 2004.

We invite you and other local community members to become stockholders of Home Federal Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from Home Federal Bancorp, Inc. without a commission or a fee.

If you have additional questions regarding the conversion, please call us at
(208) xxx-xxxx, Monday through Friday, x:00 a.m. to x:00 p.m., or stop by our Stock Information Center located at _____________________________.

Sincerely,



Daniel L. Stevens
President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA, HOME FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Home Federal Savings and Loan Association of Nampa from a mutual savings institution to a stock savings institution.

         Your vote on the Plan of Conversion has not yet been received.

 Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                         "Against" the Conversion...and

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.


                         Your Vote Is Important To Us!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



Daniel L. Stevens
President and Chief Executive Officer
Home Federal Savings and Loan Association of Nampa
Nampa, Idaho

  If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
                  For further information call (208) xxx-xxxx.
--------------------------------------------------------------------------------


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA, HOME FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                 PROXY GRAM II

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Home Federal Savings and Loan Association of Nampa from a mutual savings institution to a stock savings institution.

         Your vote on the Plan of Conversion has not yet been received.

 Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                         "Against" the Conversion...and

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

                      Our Reasons for the Corporate Change
                      ------------------------------------
As a Mutual Institution:
-----------------------
- There is no authority to issue capital stock and thus no access to this market source of equity capital.
- Earnings from year to year are the only source of generating capital.

As a Stock Institution, we will be able to:
------------------------------------------
- Be organized in the form used by commercial banks and most savings institutions.
- Have the flexibility to raise new equity capital at times deemed advantageous by the Board.
- Support future growth and expanded operations, including increased lending.
- Better address the needs of the communities we serve through the establishment of additional banking offices and distribution channels.
- More easily make acquisitions and expand into new businesses.
- Establish stock compensation plans to provide an equity interest in the institution and greater incentive to improve its performance.

                         Your Vote Is Important To Us!
                         -----------------------------
Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Daniel L. Stevens
President and Chief Executive Officer
Home Federal Savings and Loan Association of Nampa

  If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
                  For further information call (208) ___-____
--------------------------------------------------------------------------------


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA, HOME FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

           {logo} Home Federal Savings and Loan Association of Nampa





______ __, 2004


Dear Valued Home Federal Savings and Loan Association of Nampa Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Home Federal from a mutual savings institution to a stock savings institution. This conversion will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Conversion. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate your signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Home Federal branch. Our meeting on ___ xxth is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Conversion does not affect the terms or insurance on your accounts. For further information, call our Information Center at (208) xxx-xxxx.

Best regards and thank you,



Daniel L. Stevens
President and Chief Executive Officer